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                                                                EXHIBIT 99.1

                                  NEWS RELEASE

        The following is a joint announcement by Beverly Enterprises (NYSE:BEV) and Capstone Pharmacy Services, Inc. (NASDAQ:DOSE):

      BEVERLY, CAPSTONE CREATE LARGEST INDEPENDENT INSTITUTIONAL PHARMACY

(FORT SMITH, ARKANSAS, April 16, 1997) -- Beverly Enterprises, Inc. (NYSE:BEV) and Capstone Pharmacy Services, Inc. (NASDAQ:DOSE) announced today that they have signed a definitive agreement to combine Beverly's Pharmacy Corporation of America (PCA) unit with Capstone to create the nation's largest independent institutional pharmacy company.

Capstone will issue approximately 50 million shares of its stock to Beverly shareholders (valued at approximately $587.5 million, based on the April 15, 1997 Capstone closing price) and assume $275 million of PCA debt. The transaction, which utilizes a "Morris Trust" structure, is intended to create incremental value for Beverly shareholders. It will be accretive to Capstone, increasing annual earnings per share by at least 10 percent.

After the transaction, Capstone will have revenues totalling about $900 million, some 30 percent higher than its nearest competitor. The combined company will serve the pharmaceutical and medical needs of nearly 500,000 customers, and operate some 100 institutional pharmacies in 32 states.

Beverly shareholders will receive approximately forty-four one-hundredths (0.44) of a share of Capstone stock for each share of Beverly stock (on a fully diluted basis), and cumulatively will own approximately 57 percent of the combined pharmacy company. Beverly Enterprises will not retain any ownership position in it. The exact ratio of Capstone-to-Beverly shares will be based on the total number of shares of Beverly stock outstanding on the record date of the transaction, which has not yet been set.

"This agreement is designed to maximize PCA's growth potential by combining it with a leading publicly traded institutional pharmacy to create the largest provider in the industry." said David R. Banks, Beverly's Chairman and Chief Executive Officer. "There are significant synergies between PCA and Capstone that should enable the expanded company to improve customer service, reduce purchasing and operating costs, and broaden the scope of its operations to take full advantage of market opportunities. We estimate the annual value of these potential synergies at about $25 million, which represents a significant financial advantage for the combined company.
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"This transaction provides a very satisfying return on the investments we've made to build PCA," Banks added. "Beverly shareholders can continue to benefit from opportunities within the institutional pharmacy industry. But now, they'll own a market leader that can more aggressively pursue growth through acquisitions and geographic expansion. At the same time, Beverly shareholders continue to own the market leader in long-term healthcare. We've been strengthening our position in this key industry, and we believe we're well-prepared to build on the operating and financial improvements we've already achieved. We'll now be able to focus even more sharply on maximizing profitable growth within our core businesses."

Allan Silber, Capstone's Chairman, said: "The growth of managed care is pressuring the institutional pharmacy industry to become increasingly competitive on price and service. This transaction gives us the opportunity to become a highly focused industry leader with the scope of operations, the financial resources and the management talent to effectively address these competitive pressures. Capstone and its shareholders should benefit from the much stronger base we're building in an industry where consolidation and cost-effectiveness are becoming increasingly important. As market leader, we are excited about the prospects of shaping the future of this industry. We will continue to seek out those situations that will allow us to set the standards for quality, service, efficiency and innovation."

Commenting on growth prospects, Silber added: "Capstone and PCA are an excellent strategic fit, with complementary strengths that should promote continued growth and increased profitability. For example, PCA has an excellent mail service capability and a stronger presence in ancillary services, including the infusion therapy business. Capstone has taken a more aggressive approach to acquisitions, has developed a much larger share of the correctional institution business and broadens PCA's geographic coverage in key markets. These complementary strengths, in combination with sophisticated information systems, should enable us to more fully develop our current business base, and expand our scope beyond long-term care to cover a broader spectrum of the healthcare market."

C. Arnold Renschler, M.D., will serve as President and Chief Executive Officer of Capstone. He currently is President of PCA and Executive Vice President of Beverly. Continuing in their current positions with Capstone will be Allan Silber, Chairman; Bob Della Valle, Chief Operating Officer; and Jim Shelton, Chief Financial Officer. Dirk Allison, currently Capstone's President, will become Senior Vice President of Counsel Corporation, where he will take on significant responsibilities for executing Counsel's strategic initiatives.

As part of the transaction, PCA will repay $275 million of debt to Beverly. Beverly then will use these proceeds to reduce its own debt. This will improve Beverly's debt structure and debt coverage ratios. To facilitate the transaction and prior to its close, Beverly intends to refinance a substantial portion of its overall debt portfolio.
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The transaction, which is intended to be tax-free, will occur in two stages:

        - First, Beverly will transfer all its businesses except PCA to a new company, which will retain the Beverly name. Shares of the "new Beverly" company (comprised of skilled nursing centers, transitional care hospitals and rehabilitation therapy operations) will be distributed to Beverly shareholders on the effective date of the transaction on a one-for-one share basis. The new Beverly will be listed on the New York Stock Exchange.

        - Second, Beverly's remaining operations -- PCA -- then will be merged with Capstone, which will continue to be listed on the Nasdaq Stock Market. The appropriate number of shares of the combined pharmacy company will be distributed to Beverly stockholders.

The transaction is subject to approval by the shareholders of both Beverly and Capstone, favorable tax ruling from the Internal Revenue Service and customary regulatory reviews. It is expected to close by year-end.

Capstone is a leading provider of institutional pharmacy services to long-term care facilities and correctional institutions throughout the United States.

Beverly Enterprises is the leading provider of post-acute healthcare in the United States. In addition to institutional and mail-service pharmacies, Beverly operates 630 skilled nursing and rehabilitation centers, as well as outpatient therapy clinics, assisted living facilities, and hospice and home health agencies.

This news release contains forward-looking statements regarding continued performance improvements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risk and uncertainties that may cause either company's actual results in future periods to differ materially from forecasted results. These risks and uncertainties include national and local economic conditions, the effect of government regulation, the competitive environment in which the companies operate, and the availability and cost of labor and materials. These and other risks and uncertainties that could affect future results will be addressed in filings with the Securities and Exchange Commission, including Forms 10K and 10Q.


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                                    Contacts


Beverly Enterprises, Inc.                      Capstone Pharmacy Services, Inc.
Jim Griffith                                   Morris Perlis
Senior Vice President, Investor Relations      Vice Chairman
  and Corporate Communications                 (416) 866-3193
(501) 484-6912